Financial Results Second Quarter 2021 Exhibit 99.2

Forward-Looking Statements & Non-GAAP Financial Measures This presentation may contain forward-looking statements with respect to the financial condition, results of operations, trends in lending policies, plans, objectives, future performance or business of the Company. Forward-looking statements are generally identifiable by the use of words such as “anticipate,” “believe,” “continue,” “could,” “designed,” “estimate,” “expect,” “intend,” “may,” “optimistic,” “pending,” “plan,” “position,” “preliminary,” “remain,” “should,” “will,” “would” or other similar expressions. Such statements are not a guarantee of future performance or results, are based on information available at the time the statements are made and are subject to certain risks and uncertainties including: the effects of the COVID-19 global pandemic and other adverse public health developments on the economy, our business and operations and the business and operations of our vendors and customers: general economic conditions, whether national or regional, and conditions in the lending markets in which we participate that may have an adverse effect on the demand for our loans and other products; our credit quality and related levels of nonperforming assets and loan losses, and the value and salability of the real estate that we own or that is the collateral for our loans; failures or breaches of or interruptions in the communications and information systems on which we rely to conduct our business; failure of our plans to grow our commercial real estate, commercial and industrial, public finance, SBA and healthcare finance loan portfolios; competition with national, regional and community financial institutions; the loss of any key members of senior management; fluctuations in interest rates; general economic conditions; risks relating to the regulation of financial institutions; and other factors identified in reports we file with the U.S. Securities and Exchange Commission. All statements in this presentation, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. This presentation contains financial information determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Non-GAAP financial measures, specifically tangible common equity, tangible assets, tangible book value per common share, tangible common equity to tangible assets, average tangible common equity, return on average tangible common equity, net interest income – FTE, net interest margin – FTE, allowance for loan losses to loans, excluding PPP loans, adjusted noninterest income, adjusted noninterest expense, adjusted noninterest expense to average assets, adjusted revenue, adjusted income before income taxes, adjusted income tax provision (benefit), adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on average shareholders’ equity, adjusted return on average tangible common equity and adjusted effective income tax rate are used by the Company’s management to measure the strength of its capital and analyze profitability, including its ability to generate earnings on tangible capital invested by its shareholders. Although management believes these non-GAAP measures are useful to investors by providing a greater understanding of its business, they should not be considered a substitute for financial measures determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures are included in the table at the end of this presentation under the caption “Reconciliation of Non-GAAP Financial Measures.” 2

Second Quarter 2021 Highlights 3 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Loans and Deposits  Total portfolio loan balances declined 3.3% from 1Q21  C&I and investor CRE increased while healthcare finance, single tenant lease financing and public finance experienced net payoffs  Non-time deposit balances increased 3.7% from 1Q21 while CDs were down 7.4% Profitability and Capital  ROAA of 1.25% and ROATCE of 15.09%1  Adjusted ROAA of 1.06%1 and adjusted ROATCE of 12.79%1  Tangible common equity / tangible assets increased 31 bps from 1Q21 to 8.43%1  Regulatory capital ratios increased from 1Q21 and remain strong Key Operating Trends  Cost of interest-bearing deposits declined 13 bps from 1Q21 to 0.99%  FTE net interest margin increased 7 bps from 1Q21 to 2.25%1  SBA loan sales contributed $3.0 million of fee revenue  Asset quality improved with NPAs to total assets of 0.25% Earnings  Diluted EPS of $1.31; adjusted diluted EPS of $1.11, up 178% from 2Q201  Net income of $13.1 million; adjusted net income of $11.1 million, up 182% from 2Q201  Total revenue of $30.6 million; adjusted revenue of $28.0 million, up 45% from 2Q201

Meaningful Outperformance vs. Peers 4 1 Change from 1Q20 – 1Q21; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents top quartile; peer data includes FTE net interest margin data if available 2 Change from 6/30/2020 – 6/30/2021; Orange indicates median of publicly traded $3-$7bn asset U.S. banks, green represents top quartile 3 See Reconciliation of Non-GAAP Financial Measures in the Appendix Net Interest Margin Change1 (in bps) Share Price % Change2 Deposit Cost Change1 (in bps) Revenue % Change1 14% 37% 36% $3 - $7bn asset banks Top quartile INBK -51 -74 -112 $3 - $7bn asset banks Top quartile INBK 47% 65% 86% $3 - $7bn asset banks Top quartile INBK -29 5 53 $3 - $7bn asset banks Top quartile INBK Deposit costs declined 95 bps Y-o-Y in 2Q21 FTE NIM expanded 75 bps YoY in 2Q213 Revenue rose 58% Y-o-Y in 2Q21 Source: S&P Global Market Intelligence

Near-term Profitability Drivers Continued deposit repricing combined with stabilized asset yields provides significant opportunity to increase net interest income and net interest margin Annual interest expense savings of approximately $26 million expected for 2021 SBA platform is hitting its stride following last year’s accelerated sales and operations hiring SBA gain on sale revenue expected to be in the range of $13 – $14 million for 2021 Loan pipelines have increased during the second quarter of 2021 Credit trends remain favorable with asset quality metrics among the industry’s best – relatively low levels of nonperforming loans and nonperforming assets 5

Loan Portfolio Overview  Total loan portfolio balance declined 3.3% from 1Q21, and was comparable to 2Q20  Commercial loan balances decreased $85.1 million, or 3.4%, compared to 1Q21, driven primarily by net payoffs in healthcare finance, single tenant lease financing and public finance, partially offset by growth in commercial and industrial and investor commercial real estate  Consumer loan balances declined $11.9 million, or 2.5%, compared to 4Q20 due primarily to prepayment activity 6 Loan Portfolio Mix2 1 Includes commercial and industrial and owner-occupied commercial real estate balances 2 Percentages may not add up to 100% due to rounding 11% 10% 10% 10% 9% 16% 16% 11% 8% 7% 1% 2% 4% 4%2% 4% 11% 17% 16%22% 26% 24% 20% 21%38% 34% 34% 31% 32% 2% 2% 2% 4% 5% 9% 7% 6% 6% 6% $2,091.0 $2,716.2 $2,963.5 $3,059.2 $2,957.6 2017 2018 2019 2020 2Q21 Commercial and Industrial Construction and Investor CRE Single Tenant Lease Financing Public Finance Healthcare Finance Small Business Lending Residential Mortgage/HE/HELOCs Consumer Dollars in millions 1

Deposit Composition  Total deposits declined $11.5 million, or 0.4%, compared to 1Q21, and decreased $174.6 million, or 5.2%, year-over-year  Non-time deposit balances increased by $64.1 million compared to 1Q21  CD and brokered deposit balances decreased $75.5 million compared to 1Q21  Cost of interest-bearing deposits declined 13 bps from 1Q21 to 0.99% 7 Total Non-Time Deposits - $1.8B as of 06/30/211 $114.0 3% $196.8 6% $56.3 2% $1,432.4 45% $1,406.6 44% Noninterest-bearing deposits Interest-bearing demand deposits Savings accounts Money market accounts Certificates and brokered deposits $323.2 18% $118.7 6% $716.0 40% $641.6 36% Commercial Public funds Small business Consumer 1 Total non-time deposits excludes brokered non-time deposits Dollars in millions Total Deposits - $3.2B as of 6/30/21 Dollars in millions

Net Interest Income and Net Interest Margin  FTE net interest margin improved 7 bps from 1Q21  Interest expense on deposits declined as higher cost CDs matured and were either replaced at lower rates or not renewed  Interest income on loans was relatively stable while the average balance of loans, including loans held-for-sale, was down $62.8 million, or 2.0% 8 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix Yield on Loans and Cost of Interest-Bearing Deposits NIM – GAAP and FTE1 4.00% 3.88% 3.96% 4.07% 4.10% 1.94% 1.51% 1.29% 1.12% 0.99% 2Q20 3Q20 4Q20 1Q21 2Q21 Yield on loans Cost of interest-bearing deposits $14.4 $16.2 $18.9 $20.5 $21.6 $15.9 $17.7 $20.3 $21.9 $23.0 2Q20 3Q20 4Q20 1Q21 2Q21 GAAP FTE 1.37% 1.53% 1.78% 2.04% 2.11% 1.50% 1.67% 1.91% 2.18% 2.25% 2Q20 3Q20 4Q20 1Q21 2Q21 GAAP FTE Net Interest Income – GAAP and FTE1 Dollars in millions

Net Interest Margin Drivers  Linked quarter NIM improvement was primarily attributable to the continued impact of lower deposit costs – Impact of modestly higher loan yields offset by lower average loan balances – Interest-earning asset yields declined 5 bps from 1Q21 due to composition; expected to remain relatively stable in the near-term  Ongoing opportunity to continue lowering deposit costs – Realized $16.6 million of YTD 2021 interest expense savings compared to 2020 – $779 million of CDs with a weighted average cost of 1.35% mature in the next twelve months – replacement cost is currently in the range of 0.40% – Higher cost CD maturities partially offset by growth in lower cost non-time deposit accounts 9 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix NIM – FTE1 Linked-Quarter Change Monthly Rate Paid on Interest Bearing-Deposits 1.80% 1.42% 1.23% 1.17% 1.13% 1.07% 1.03% 0.99% 0.96% 0.90% 1.00% 1.10% 1.20% 1.30% 1.40% 1.50% 1.60% 1.70% 1.80% 1.90% Jun-20 Sep-20 Dec-20 Jan-21 Feb-21 Mar-21 Apr-21 May-21 Jun-21 2.18% 2.25% +11 bps -6 bps +1 bp +1 bp

Noninterest Income  Noninterest income of $9.0 million, compared to $8.4 million in 1Q21 and $5.0 million in 2Q20  Mortgage banking revenue of $2.7 million, compared to $5.8 million in 1Q21 and $3.4 million in 2Q20  Gain on sale of loans of $3.0 million, compared to $1.7 million in 1Q21 and $0.8 million in 2Q20  Gain on sale of corporate headquarters of $2.5 million in 2Q21 10 $0.3 $0.2 $3.0 $2.7 $2.5 $0.2 Service charges and fees Net loan servicing revenue Gain on sale of loans Mortgage banking activities Gain on sale of premises and equipment Other Dollars in millions Noninterest Income 2Q21 Dollars in millions Noninterest Income 1 Noninterest income includes a $2.5 million gain on sale of premises and equipment; see Reconciliation of Non-GAAP Financial Measures in the Appendix $5.0 $12.5 $12.7 $8.4 $6.4 $9.0 2Q20 3Q20 4Q20 1Q21 2Q21 Core Gain on sale of premises and equipment 1

Noninterest Expense

- Noninterest expense of $15.1 million, compared to $15.3 million in 1Q21 and $13.2 million in 2Q20
  - Decrease in salaries and employee benefits from 1Q21 due mainly to lower medical claims expense
  - Decrease in deposit insurance premium due to year-over-year decline in total assets
  - Higher marketing expense due to increase in mortgage lead costs and sponsorships
- Noninterest expense / average assets remains well below the industry average

Noninterest Expense

Dollars in millions



Core
OREO write-down
$13.2
$16.4 [1]
$14.3
$14.5
$15.3
$15.1
2Q20
3Q20
4Q20
1Q21
2Q21

Noninterest Expense / Average Assets



Core
OREO write-down
1.22%
1.52% [1]
1.33%
1.34%
1.49%
1.44%
2Q20
3Q20
4Q20
1Q21
2Q21

1 Noninterest expense includes the $2.1 million write-down of other real estate owned; see Reconciliation of Non-GAAP Financial Measures in the Appendix

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Asset Quality  Asset quality metrics remain among the industry’s best, driven by a strong credit culture and lower-risk asset classes  Allowance for loan losses to total loans of 0.95% in 2Q21, or 0.96% excluding PPP loans1  Quarterly provision for loan losses of $21,000, compared to $1.3 million in 1Q21 and $2.5 million in 2Q20  Nonperforming loans declined $5.3 million from 1Q21 due to positive developments on two loan relationships  Net charge-offs to average loans increased to 0.35%, due primarily to outcome of NPL reduction and elimination of specific reserves  Delinquencies 30 days or more past due of 0.07%, compared to 0.23% in 1Q21 and 0.25% in 2Q20 12 0.28% 0.32% 0.33% 0.48% 0.31% 2Q20 3Q20 4Q20 1Q21 2Q21 0.12% 0.01% 0.04% 0.02% 0.35% 2Q20 3Q20 4Q20 1Q21 2Q21 0.24% 0.23% 0.24% 0.35% 0.25% 2Q20 3Q20 4Q20 1Q21 2Q21 1 See Reconciliation of Non-GAAP Financial Measures in the Appendix NPLs / Total Loans NPAs / Total Assets Net Charge-Offs / Average Loans

Capital  Strong capital generation during the quarter resulted in the tangible common equity to tangible assets ratio increasing 31 bps to 8.43%  Tangible book value per share of $35.92, increasing 16.2% since 2Q20  Regulatory capital ratios remained strong at the Company and Bank levels 13 1 See Reconciliation of Non-GAAP Financial Measures 2 Regulatory capital ratios are preliminary pending filing of the Company’s and Bank’s regulatory reports Company Bank Total shareholders' equity to assets 8.53% 9.45% Tangible common equity to tangible assets1 8.43% 9.35% Tier 1 leverage ratio 8.70% 9.61% Common equity tier 1 capital ratio 12.23% 13.54% Tier 1 capital ratio 12.23% 13.54% Total risk-based capital ratio 15.51% 14.48% $20.74 $22.24 $23.04 $26.09 $27.93 $30.82 $33.29 $35.92 2014 2015 2016 2017 2018 2019 2020 2Q21 Tangible Book Value Per Share1 Regulatory Capital Ratios – June 30, 20212

Positioned for Future Interest Rate Cycles 14  Improved deposit composition – Larger percentage of non-maturity deposits (“NMD”) compared to the beginning of the last rate tightening cycle – NMD products experienced lower betas in prior cycle  Increased revenue diversification – Investments in SBA and mortgage technology have led to a higher proportion of noninterest income to total revenue  Increased focus on higher-yielding variable rate and short duration loan originations – Construction and retained SBA balances have been increasing relative to total loans Total Revenue Composition 8% 25% 66% 10% 46% 44% 84% 16% 74% 26% Deposit Composition (1) 1H21 noninterest income excludes $2.5 million gain on sale of premises and equipment 12/31/2016 6/30/2021 1H17 1H21(1) DDA MMDA & Savings CDs & Brokered Deposits Net Interest Income Noninterest Income

Single Tenant Lease Financing  $913.1 million in balances as of June 30, 2021  Long-term financing of single tenant properties occupied by historically strong national and regional tenants  Weighted-average portfolio LTV of 48%  Average loan size of $1.4 million 15 Portfolio Mix by Major Vertical Portfolio Mix by Major Tenant Portfolio Mix by Geography  Strong historical credit performance  No delinquencies for performing loans 24% 22% 16% 10% 10% 6% 6% 2% 2%2% Quick Service Restaurants Full Service Restaurants Auto Parts/ Repair/Car Wash Convenience/Fuel Pharmacies Specialty Retailers Dollar Stores Medical Bank Branches Other 6% 6% 5% 5% 5% 4% 4% 4% 3% 2% 56% Red Lobster Wendy's ICWG Burger King Bob Evans Walgreens CVS Dollar General Caliber Collision Taco Bell Other 12% 24% 22% 37% 5%

4% 2% 5% 4% 21% 6% 6% 2%2%1%3% 44% AAA/Aaa AA+/Aa1 AA/Aa2 AA-/Aa3 A+/A1 A/A2 A-/A3 BBB+/Baa1 BBB/Baa2 BB+/Ba1 BB/Ba2 Non-Rated 32% 16% 13% 11% 6% 5% 4% 3% 2%2% 6% General Obligation Essential use equipment loans Lease rental revenue Utilities Revenue Public higher ed facilities - Revenue Tax Incremental Financing (TIF) districts Sales tax, food and bev tax, hotel tax Municipally owned health care facilities Income Tax supported loans Short term cash flow fin (BAN) - G.O. Others 58% 7% 5% 4% 4% 4% 3% 3% 12% IN OK IA OH MI MO MS GA Other Public Finance  $612.1 million in balances as of June 30, 2021  Provides a range of credit solutions for government and not-for-profit entities  Borrowers’ needs include short-term financing, debt refinancing, infrastructure improvements, economic development and equipment financing 16  Local governmental units to begin receiving discretionary federal stimulus funds, which will provide relief from potential budget shortfalls caused by the COVID-19 pandemic  No delinquencies or losses since inception Portfolio Mix by Repayment Source Borrower Mix by Credit Rating Portfolio Mix by State

Healthcare Finance

- $455.9 million in balances as of June 30, 2021
- Loan portfolio focused primarily on dental practices with some exposure to veterinary practices and other specialties
- Borrowers' needs include practice finance or acquisition, acquiring or refinancing owner-occupied CRE, equipment purchases and project loans
- Average loan size of $600,000
- No delinquencies within the portfolio

Portfolio Mix by Borrower Use


4%
1%
16%
79%
Practice Refi or Acquisition
Owner Occupied CRE
Project
Equipment and Other

Portfolio Mix by Borrower


6%
5%
89%
Dentists
Veterinarians
Other

Portfolio Mix by State


38%
28%
11%
6%
4%
5%
4%
4%
CA
TX
NY
AZ
FL
WA
NJ
Other

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44% 21% 7% 7% 7% 5% 9% Land Subdivision Hotels and Motels Continuing Care Retirement Communities Medicinal and Botanical Manufacturing Lessors of Nonresidential Buildings Assisted Living Facilities Other 63% 33% 4% IN AZ OH 60%20% 20% Commercial Construction/ Development Residential Construction/ Development Investor Commercial Real Estate Construction and Investor Commercial Real Estate  $146.8 million in combined balances as of June 30, 2021  Average current loan balance of $1.1 million for investor CRE  Average commitment sizes for construction – Commercial construction/development: $12.7 million – Residential construction/development: $1.3 million 18 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry  Unfunded commitments as of June 30, 2021 – Commercial construction/development: $124.2 million – Residential construction/development: $34.9 million

40% 15%10% 8% 7% 5% 15% Services Construction Real Estate and Rental and Leasing Retail Trade Health Care and Social Assistance Manufacturing Other 58% 23% 4% 4% 3% 8% IN AZ IL OH FL Other 48% 41% 11% Owner Occupied CRE C&I - Term Loans C&I - Lines of Credit C&I and Owner-Occupied Commercial Real Estate  $183.3 million in combined balances as of June 30, 2021  Current C&I LOC utilization of 34%  Average loan sizes – C&I: $470,000 – Owner-occupied CRE: $846,000 19 Portfolio by Loan Type Portfolio Mix by State Portfolio Mix by Major Industry

23% 19% 13% 12% 8% 8% 17% Services Accommodation and Food Services Health Care and Social Assistance Retail Trade Manufacturing Construction Other 25% 17% 14%7%3% 1% 33% IN IL CA FL AZ OR Other Small Business Lending  $123.3 million in balances as of June 30, 2021  Current balance of $39.7 million outstanding under the Paycheck Protection Program – $1.2 million of PPP 3.0 originations during 2Q21 – $16.2 million of PPP 1.0 and 2.0 loans forgiven during 2Q21  SBA sales, credit and operations teams in place to support expanded loan production 20 1 Excludes PPP loans Managed SBA 7(a) Loans1 Portfolio Mix by State Portfolio Mix by Major Industry $59.6 $64.9 $74.5 $79.0 $83.7 $113.9 $131.5 $166.0 $179.6 $196.9 $11.6 $3.4 $5.6 $173.6 $231.2 $252.1 $262.0 $286.2 2Q20 3Q20 4Q20 1Q21 2Q21 Retained Balance Servicing Portfolio Held For Sale $34.8

Residential Mortgage  $194.7 million in balances as of June 30, 2021 (includes home equity balances)  Direct-to-consumer originations centrally located at corporate headquarters  Focused on high quality borrowers – Average loan size of $154,000 – Average credit score at origination of 770 – Average LTV at origination of 66%  Strong historical credit performance 21 Concentration by State Concentration by Loan Type State Percentage Indiana 61% California 16% New York 4% Florida 3% Virginia 2% All other states 14% National Portfolio with Midwest Concentration 19% 2% 63% 8% 8% Loan Type Percentage Single Family Residential 73% SFR Construction to Permanent 18% Home Equity – LOC 8% Home Equity – Closed End 1%

23% 22% 18% 28% 9% Specialty Consumer  $271.8 million in balances as of June 30, 2021  Direct-to-consumer and nationwide dealer network originations  Focused on high quality borrowers – Average credit score at origination of 771 – Average loan size of $20,285  Strong historical credit performance 22 Concentration by State Concentration by Loan Type State Percentage Texas 15% California 12% Florida 6% North Carolina 4% Arizona 4% All other states 59% Geographically Diverse Portfolio Loan Type Percentage Trailers 55% Recreational Vehicles 34% Other consumer 11%

23 Appendix

Loan Portfolio Composition

Dollars in thousands	2018	2019	2020	1Q21	2Q21
Commercial loans					
Commercial and industrial	$ 107,405	$ 96,420	$ 75,387	$ 71,835	$ 96,203
Owner-occupied commercial real estate	77,569	86,726	89,785	87,930	87,136
Investor commercial real estate	5,391	12,567	13,902	14,832	28,871
Construction	39,916	60,274	110,385	123,483	117,970
Single tenant lease financing	919,440	995,879	950,172	941,322	913,115
Public finance	706,342	687,094	622,257	637,600	612,138
Healthcare finance	117,007	300,612	528,154	510,237	455,890
Small business lending	17,370	46,945	125,589	132,490	123,293
Total commercial loans	1,990,440	2,286,517	2,515,631	2,519,729	2,434,616
Consumer loans					
Residential mortgage	399,898	313,849	186,787	190,148	177,148
Home equity	28,735	24,306	19,857	17,949	17,510
Trailers	136,620	146,734	144,493	143,454	148,795
Recreational vehicles	91,912	102,702	94,405	92,221	91,030
Other consumer loans	51,239	45,873	36,794	34,534	31,971
Total consumer loans	708,404	633,464	482,336	478,306	466,454
Net def. loan fees, prem., disc. and other [1]	17,384	43,566	61,264	60,659	56,538
Total loans	**$ 2,716,228**	**$ 2,963,547**	**$ 3,059,231**	**$ 3,058,694**	**$ 2,957,608**

1 Includes carrying value adjustments of $40.4 million, $41.6 million and $42.7 million related to terminated interest rate swaps associated with public finance loans as of June 30, 2021, March 31, 2021 and December 31, 2020, respectively, and $21.4 million and $5.0 million as of December 31, 2019 and December 31, 2018, respectively, related to interest rate swaps associated with public finance loans.

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Reconciliation of Non-GAAP Financial Measures 25 Dollars in thousands 2Q20 3Q20 4Q20 1Q21 2Q21 Total equity - GAAP $307,711 $318,102 $330,944 $344,566 $358,641 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible common equity $303,024 $313,415 $326,257 $339,879 $353,954 Total assets - GAAP $4,324,600 $4,333,624 $4,246,156 $4,188,570 $4,204,642 Adjustments: Goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Tangible assets $4,319,913 $4,328,937 $4,241,469 $4,183,883 $4,199,955 Common shares outstanding 9,799,047 9,800,569 9,800,569 9,823,831 9,854,153 Book value per common share $31.40 $32.46 $33.77 $35.07 $36.39 Effect of goodwill (0.48) (0.48) (0.48) (0.47) (0.47) Tangible book value per common share $30.92 $31.98 $33.29 $34.60 $35.92 Total shareholders' equity to assets 7.12% 7.34% 7.79% 8.23% 8.53% Effect of goodwill (0.11%) (0.10%) (0.10%) (0.11%) (0.10%) Tangible common equity to tangible assets 7.01% 7.24% 7.69% 8.12% 8.43% Total average equity - GAAP $306,868 $313,611 $323,464 $335,968 $352,894 Adjustments: Average goodwill (4,687) (4,687) (4,687) (4,687) (4,687) Average tangible common equity $302,181 $308,924 $318,777 $331,281 $348,207 Return on average shareholders' equity 5.15% 10.67% 13.64% 12.61% 14.88% Effect of goodwill 0.08% 0.16% 0.20% 0.18% 0.21% Return on average tangible common equity 5.23% 10.83% 13.84% 12.79% 15.09%

Reconciliation of Non-GAAP Financial Measures

Dollars in thousands	2Q20	3Q20	4Q20	1Q21	2Q21
Net interest income	$14,426	$16,232	$18,865	$20,525	$21,607
Adjustments:					
Fully-taxable equivalent adjustments [1]	1,437	1,424	1,400	1,356	1,394
Net interest income - FTE	$15,863	$17,656	$20,265	$21,881	$23,001
Net interest margin	1.37%	1.53%	1.78%	2.04%	2.11%
Adjustments:					
Effect of fully-taxable equivalent adjustments [1]	0.13%	0.14%	0.13%	0.14%	0.14%
Net interest margin - FTE	1.50%	1.67%	1.91%	2.18%	2.25%
Allowance for loan losses	$24,465	$26,917	$29,484	$30,642	$28,066
Loans	$2,973,674	$3,012,914	$3,059,231	$3,058,694	$2,957,608
Adjustments:					
PPP loans	(58,948)	(58,337)	(50,554)	(53,365)	(39,682)
Loans, excluding PPP loans	$2,914,726	$2,954,577	$3,008,677	$3,005,329	$2,917,926
Allowance for loan losses to loans	0.82%	0.89%	0.96%	1.00%	0.95%
Effect of PPP loans	0.02%	0.02%	0.02%	0.02%	0.01%
Allowance for loan losses to loans, excluding PPP loans	0.84%	0.91%	0.98%	1.02%	0.96%
Noninterest income	$4,973	$12,495	$12,657	$8,375	$8,962
Adjustments:					
Gain on sale of premises and equipment	-		-	-	(2,523)
Adjusted noninterest income	$4,973	$12,495	$12,657	$8,375	$6,439
Noninterest expense	$13,244	$16,412	$14,513	$15,317	$15,075
Adjustments:					
Write-down of other real estate owned	-	2,065	-	-	-
Adjusted noninterest expense	$13,244	$14,347	$14,513	$15,317	$15,075
Noninterest expense/average assets	1.22%	1.53%	1.34%	1.49%	1.44%
Effect of write-down of other real estate owned	0.00%	0.19%	0.00%	0.00%	0.00%
Adjusted noninterest expense/average assets	1.22%	1.34%	1.34%	1.49%	1.44%

1 Assuming a 21% tax rate

FIRST INTERNET BANCORP

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Reconciliation of Non-GAAP Financial Measures 27 Dollars in thousands 2Q20 3Q20 4Q20 1Q21 2Q21 Total revenue - GAAP $19,399 $28,727 $31,522 $28,900 $30,569 Adjustments: Gain on sale of premises and equipment - - - - (2,523) Adjusted revenue $19,399 $28,727 $31,522 $28,900 $28,046 Income before income taxes - GAAP $3,664 $9,806 $14,145 $12,307 $15,473 Adjustments: Write-down of other real estate owned - 2,065 - - - Gain on sale of premises and equipment - - - - (2,523) Adjusted income before income taxes $3,664 $11,871 $14,145 $12,307 $12,950 Income tax provision (benefit) - GAAP (268)$ 1,395$ 3,055$ 1,857$ 2,377$ Adjustments: Write-down of other real estate owned - 434 - - - Gain on sale of premises and equipment - - - - (530) Adjusted income tax provision (benefit) (268)$ 1,829$ 3,055$ 1,857$ 1,847$ Net income - GAAP $3,932 $8,411 $11,090 $10,450 $13,096 Adjustments: Write-down of other real estate owned - 1,631 - - - Gain on sale of premises and equipment - - - - (1,993) Adjusted net income $3,932 $10,042 $11,090 $10,450 $11,103 Diluted average common shares outstanding 9,768,227 9,773,224 9,914,022 9,963,036 9,881,422 Diluted earnings per share - GAAP 0.40$ 0.86$ 1.12$ 1.05$ 1.31$ Adjustments: Effect of write-down of other real estate owned - 0.17 - - - Effect of gain on sale of premises and equipment - - - - (0.20) Adjusted diluted earnings per share $0.40 $1.03 $1.12 $1.05 $1.11

Reconciliation of Non-GAAP Financial Measures 28 Dollars in thousands 2Q20 3Q20 4Q20 1Q21 2Q21 Return on average assets 0.37% 0.78% 1.02% 1.02% 1.25% Effect of write-down of other real estate owned 0.00% 0.15% 0.00% 0.00% 0.00% Effect of gain on sale of premises and equipment 0.00% 0.00% 0.00% 0.00% (0.19%) Adjusted return on average assets 0.37% 0.93% 1.02% 1.02% 1.06% Return on average shareholders' equity 5.15% 10.67% 13.64% 12.67% 14.88% Effect of write-down of other real estate owned 0.00% 2.07% 0.00% 0.00% 0.00% Effect of gain on sale of premises and equipment 0.00% 0.00% 0.00% 0.00% (2.26%) Adjusted return on average shareholders' equity 5.15% 12.74% 13.64% 12.67% 12.62% Return on average tangible common equity 5.23% 10.83% 13.84% 12.79% 15.09% Effect of write-down of other real estate owned 0.00% 2.10% 0.00% 0.00% 0.00% Effect of gain on sale of premises and equipment 0.00% 0.00% 0.00% 0.00% (2.30%) Adjusted return on average tangible common equity 5.23% 12.93% 13.84% 12.79% 12.79% Effective income tax rate (7.3%) 14.2% 21.6% 15.1% 15.4% Effect of write-down of other real estate owned 0.0% 1.2% 0.0% 0.0% 0.0% Effect of gain on sale of premises and equipment 0.0% 0.0% 0.0% 0.0% (1.1%) Adjusted effective income tax rate (7.3%) 15.4% 21.6% 15.1% 14.3%